Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•	Registration Statement (Form S-8 No. 333-149365 of Centerline Holding Company),
•	Registration Statement (Form S-3ASR No. 333-138706 of Centerline Holding Company),
•	Registration Statement (Form S-3ASR No. 333-133118 of Centerline Holding Company),
•	Registration Statement (Form S-11 No. 333-126044 of Centerline Holding Company),
•	Registration Statement (Form S-3MEF No. 333-117650 of Centerline Holding Company),
•	Registration Statement (Form S-3/A No. 333-120077 of Centerline Holding Company),
•	Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957 pertaining to the Centerline Holding Company Incentive Share Option Plan),
•	Registration Statement (Form S-3 No. 333-54802 of Centerline Holding Company),
•	Registration Statement (Form S-3 No. 333-109078 of Centerline Holding Company),
•	Registration Statement (Form S-3/A No. 333-74988 of Centerline Holding Company),
•	Registration Statement (Form S-3/A No. 333-57384 of Centerline Holding Company),
•	Registration Statement (Form S-8 No. 333-110722 of Centerline Holding Company),
•	Registration Statement (Form S-3/A and its post effective amendment on Form POS AM 1 No. 333-111919 of Centerline Holding Company),
•	Registration Statement (Form S-8 No. 333-149365 of Centerline Holding Company),

of our report dated March 28, 2012, relating to the consolidated financial statements of Centerline Holding Company and subsidiaries, appearing in the Annual Report on Form 10-K of Centerline Holding Company and subsidiaries for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 28, 2012